UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 19, 2006

Sipex Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27892	04-6135748
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

233 South Hillview Drive, Milpitas, California		95035
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-934-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Private Loan Financing

On January 19, 2006, Sipex Corporation ("Sipex") completed a $7 million private loan financing transaction pursuant to a Securities Purchase Agreement (the "Purchase Agreement") in which it issued a 9% secured note with convertible interest due January 19, 2008 (the "Note") to Rodfre Holdings LLC, an affiliate of Alonim Investments Inc., Sipex’s principal shareholder. Alonim Investments Inc. is an affiliate of Future Electronic Inc., Sipex’s exclusive distributor for North America and Europe.

The Note is secured by a deed of trust (the "Deed of Trust") on Sipex’s headquarters property in Milpitas, California (the "Property"). The holder of the Note can require repayment of the Note in the event of a change of control of Sipex or the sale of the property subject to the Deed of Trust. Without the consent of the Note holder, Sipex may not sell the Property for less than the principal amount of the Note plus accrued interest. If the Note is not paid in full at the maturity date, the Note holder has an option to purchase the Property at then fair market value as determined by an appraisal. In addition, Sipex has the right to optionally prepay the Note in connection with the sale of the Property or otherwise.

The Note has customary events of default, including failure to pay, breach of covenants with a 15 day grace period, breach of representations and warranties, cross-defaults, judgments, and insolvency events. The Note also includes as an event of default the failure to receive court approval of the proposed settlement of Sipex’s shareholder class action lawsuit (entitled In re Sipex Corporation Securities Litigation, Master File No. 05-CV-00392) pending in the United States District Court for the Northern District of California, San Francisco or if over 20% of the eligible class members opt out of the proposed settlement of such case. The Court preliminarily approved the settlement on January 18, 2006.

The issuance of the Note was not registered under the Securities Act of 1933 and may not be offered or sold in the United States in the absence of registration or an exemption from the registration requirements.

Interest on the Note accrues at 9% compounded quarterly and payable at maturity. Accrued interest on the Note is convertible into common stock of the Company at the election of the holder on January 19, 2007 and January 19, 2008. The interest may also be converted in the event of a change of control of the Company, the sale of the Property, or upon prepayment of the Note. The conversion price will be the volume weighted average price of the common stock for the 20 trading days prior to the date of conversion.

The foregoing does not purport to be a complete description of the Purchase Agreement, Note or Deed of Trust and is qualified in its entirety by reference to the actual Purchase Agreement, Note and Deed of Trust, which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference.

Amendment No. 3 to the Loan and Security Agreement

On January 19, 2006, Sipex entered into Amendment No. 3 ("Amendment No. 3") to the Loan and Security Agreement with Silicon Valley Bank dated July 21, 2005 (amended by Amendment No. 1 dated October 7, 2005 and Amendment No. 2 dated November 10, 2005). In connection with the $7 million private loan financing transaction mentioned above, Amendment No. 3 modifies the Loan and Security Agreement to permit the granting of a lien on Sipex’s headquarters property in Milpitas, California, the sale of the property and to make additional conforming changes. Amendment No. 3 also raises the interest rate to the prime rate plus 2% from the prime rate plus 1%. The Note holder and Silicon Valley Bank have entered into a Subordination Agreement that sets out the inter-creditor arrangements between the two lenders.

The foregoing does not purport to be a complete description of Amendment No. 3 and is qualified in its entirety by reference to the actual Amendment No. 3, which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, "Entry into a Material Definitive Agreement," is incorporated herein by reference.

Item 8.01 Other Events.

Sipex issued a press release announcing the events described under Item 1.01 above on January 19, 2006. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Securities Purchase Agreement dated January 19, 2006, by and between Sipex Corporation and Rodfre Holdings LLC

10.2 Secured Note with Convertible Interest dated January 19, 2006, by and between Sipex Corporation and Rodfre Holdings LLC

10.3 Deed of Trust with assignment of rents issued to Rodfre Holdings LLC dated January 19, 2006

10.4 Amendment No.3 to Loan and Security Agreement between Sipex Corporation and Silicon Valley Bank dated January 19, 2006

99.1 Press release dated January 19, 2006, announcing the completion of $7 million private loan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sipex Corporation

January 24, 2006	By:	Clyde R. Wallin

Name: Clyde R. Wallin
Title: Chief Financial Officer and Sr. VP of Finance

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Exhibit Index

Exhibit No.	Description

10.1	Securities Purchase Agreement dated January 19, 2006, by and between Sipex Corporation and Rodfre Holdings LLC
10.2	Secured Note with Convertible Interest dated January 19, 2006, by and between Sipex Corporation and Rodfre Holdings LLC
10.3	Deed of Trust with assignment of rents issued to Rodfre Holdings LLC dated January 19, 2006
10.4	Amendment No.3 to Loan and Security Agreement between Sipex Corporation and Silicon Valley Bank dated January 19, 2006
99.1	Press release dated January 19, 2006, announcing the completion of $7 million private loan